EXHIBIT 9.3

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is made and entered into as of August 8, 2003, between Pervasive Software Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (“Stockholder”) of Data Junction Corporation, a Texas corporation (“Company”). Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

A.    Pursuant to a Merger Agreement dated as of August 8, 2003, by and among Parent, Ramal Acquisition Corp. (“Merger Sub”), Company, certain stockholders of Company, and Computershare Trust Company, Inc., as Escrow Agent (such agreement as it may be amended or restated is hereinafter referred to as the “Merger Agreement”), Parent and Stockholder agreed to execute and deliver a voting agreement in the form of this agreement;

B.    Pursuant to the Merger Agreement, Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Company with and into Merger Sub effected in part through the exchange of each outstanding share of capital stock of Company (the “Company Capital Stock”) into cash and shares of the Parent Common Stock as set forth in the Merger Agreement (the “Merger”);

C.    Stockholder is the registered and beneficial owner or has voting discretion or control of such number of shares of Company Capital Stock as is indicated on Exhibit A hereto (the “Shares”); and

D.    In order to induce Parent to enter into the Merger, Stockholder agrees not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock or securities of Company acquired by Stockholder hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and agrees to vote the Shares and any other such shares of capital stock or securities of Company so as to facilitate the consummation of the Merger in the manner as set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, agree as follows:

1.    Agreement to Retain Shares.

(a)    Transfer and Encumbrance. Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined below), except upon the consummation of the Merger pursuant to the Merger Agreement, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date, unless each person or entity to which any of such Shares or New Shares are or may be transferred shall have: (a) executed a counterpart of this Agreement and a Proxy (as defined in Section 3 below) (with such modifications as Parent may reasonably request); and (b) agreed in writing to hold such Shares or New Shares subject to all of the terms and provisions of this Agreement. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Effective Time of the Merger or (ii) termination of the Merger Agreement in accordance with its terms.

(b)    New Shares. Stockholder agrees that any shares of Company Capital Stock that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (“New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.    Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the shareholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Company with respect to any of the following, Stockholder, solely in Stockholder’s capacity as a shareholder of Company, shall vote the Shares and any New Shares (i) in favor of approval of the Merger, the Merger Agreement and the transactions contemplated therein and any matter that could reasonably be expected to facilitate the consummation of the Merger, (ii) against any change in the majority of the Board of Directors of Company, (iii) against any actions which are intended or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement and (iv) against any Third Party Transaction.

3.    Irrevocable Proxy. Simultaneous with the delivery of this executed Agreement to Parent, Stockholder hereby agrees to deliver to Parent a duly executed proxy in the form attached hereto as Exhibit B (the “Proxy”) with respect to each meeting of shareholders of Company, such Proxy to cover the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting. In the event that Stockholder is unable to provide any such Proxy simultaneously with the delivery of this executed Agreement, Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, being coupled with an interest, shall survive any death, disability, bankruptcy or any other such impediment. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares or New Shares until after the Expiration Date.

4.    Solicitation. Stockholder shall not, directly or indirectly: (i) solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information) inquiries or proposals concerning any Third Party Transaction or have discussions or negotiations with any third party (other than Parent or Merger Sub) regarding any Third Party Transaction (other than the Merger); or (ii) induce or knowingly encourage any other shareholder of the Company to vote against, or fail to vote in favor of, the Merger Agreement and the Merger. Stockholder shall notify Parent of any written inquiries or proposals it receives relating to any Third Party Transaction.

5.    No Inconsistent Agreements. Stockholder shall not, in its capacity as a shareholder of Company, enter into any agreement or take any other action that would restrict, limit or interfere with the performance of its obligations hereunder or the consummation of the Merger or any of the transactions contemplated hereby or pursuant to the Merger Agreement.

6.    Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent that:

(i)    Authorization, etc. Stockholder has the right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by Stockholder, and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies. The Proxy, when duly executed and delivered by Stockholder, will constitute the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is married and the Shares constitute community property, this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms, subject to laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies.

(ii)    No Conflicts or Consents. The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; (ii) result in or constitute (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Shares pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; or (iii) require any consent or approval of any person, other than any consent already obtained.

(iii)    Title to Securities. As of the date of this Agreement: (a) Stockholder either (i) holds of record or (ii) beneficially owns with the right to vote (in the case of clause (i) and (ii), free and clear of any liens, claims, options, pledges, rights of first refusal, co-sale rights, charges or other encumbrances), other than a right of repurchase or right of first refusal in favor of the Company (collectively, “Liens”), the number of outstanding shares of Company Capital Stock set forth on Exhibit A hereof; and (b) Stockholder holds (free and clear of any Liens) the options and other rights to acquire shares of Company Common Stock set forth under the caption “Options and Other Rights to Purchase Common Stock” on Exhibit A hereof; and (c) Stockholder does not directly or indirectly own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options and other rights specified on Exhibit A hereof.

(iv)    Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all material respects as of the date of this Agreement, and will be accurate in all material respects at all times through the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms.

(v)    Reliance by Parent and Merger Sub. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

7.    Further Assurances. Stockholder and Parent hereby covenant and agree to execute and deliver any additional documents, and take such further actions, necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

8.    Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

9.    Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date; provided, however, that the termination of this Agreement upon the termination of the Merger Agreement shall not relieve Stockholder from any liability for any previous breach of this Agreement.

10.    Confidentiality. Stockholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Merger has been publicly disclosed by Parent; provided, however, that this sentence shall not apply to any information that, (A) at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by Stockholder or Stockholder’s agents, representatives, affiliates, employees, officers or directors, in the case of a corporate entity; provided, however, that the foregoing shall not apply if such information became publicly available as a result of Company’s violation or breach of obligations not to disclose such information, (B) must be disclosed under applicable laws or regulations or judicial or administrative proceedings, or (C) shall be disclosed to Stockholder’s legal advisors who need to know such information in connection with advising Stockholder as to his, her or its legal rights and obligations; provided, however, that Stockholder shall make such legal advisors aware of the obligation to keep such information confidential and that Stockholder shall be liable for any disclosure of confidential information by such legal advisors or any disclosure that occurs as a result of Stockholder providing confidential information to such legal advisors.

11.    Indemnification. Stockholder shall hold harmless and indemnify Parent and Parent’s affiliates from and against, and shall compensate and reimburse Parent and Parent’s affiliates for, any loss, damage, claim, liability, fee (including reasonable attorneys’ fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent’s affiliates, or to which Parent or any of Parent’s affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (i) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (ii) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement or in the Proxy.

12.    Miscellaneous.

(a)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(b)    Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder as a shareholder of Company only with respect to the specific matters set forth herein.

(c)    Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

(d)    Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

(e)    Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(f)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties, addressed to Parent or Stockholder, as the case may be, as set forth below its name on the signature page of this Agreement.

(g)    Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to principles of conflicts of laws.

(h) Entire Agreement. This Agreement and the Proxy, the Merger Agreement and the other documents referred to in the Merger Agreement contain the entire understanding of the parties relating to the subject matter hereof and thereof, and supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof.

(i) Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being good and valid execution and delivery of this Agreement by that party.

(j) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

PERVASIVE SOFTWARE INC.

By:	/s/ DAVID SIKORA
David Sikora
President and CEO

Address for Notices:
12365 Riata Trace Parkway
Building B
Austin, TX 78727

STOCKHOLDER

/s/ DARRELL G. BLANDFORD
Darrell G. Blandford

Address for Notices:
c/o Lowenberg Group
811 Barton Springs, Ste. 200
Austin, TX 78704

SPOUSE OF STOCKHOLDER (if applicable)

Signature

Print Name

SIGNATURE PAGE TO VOTING AGREEMENT

Exhibit A

NUMBER OF SHARES BENEFICIALLY OWNED OR CONTROLLED BY

STOCKHOLDER

Class of Capital Stock	Number of Shares/Rights Beneficially Owned

Common Stock

Options and Other Rights to Purchase Common Stock

Total

Exhibit B

IRREVOCABLE PROXY

TO VOTE STOCK OF

DATA JUNCTION CORPORATION

The undersigned shareholder of Data Junction Corporation, a Texas corporation (“Company”), hereby irrevocably (to the full extent permitted by Article 2.30 of the Texas Business Corporation Act) appoints the members of the Board of Directors of Parent Corporation, a Delaware corporation (“Parent”), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of Company as of the date of this Proxy are listed on the final page of this Proxy.

Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Proxy is irrevocable (to the extent provided in Article 2.30 of the Texas Business Corporation Act) and is granted in consideration of Parent entering into that certain Merger Agreement dated as of August     , 2003 by and among Company, certain stockholders of Company, Parent, Ramal Acquisition Corp. (“Merger Sub”), and Computershare Trust Company, Inc., as Escrow Agent. The Merger Agreement provides for the merger of Company with and into Merger Sub (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the date of termination of the Merger Agreement in accordance with its terms.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Article 9.10 of the Texas Business Corporation Act), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting as follows:

(i)    in favor of approval of the Merger, the Merger Agreement and transactions contemplated therein and any matter that could reasonably be expected to facilitate the Merger,

(ii)    against any change in the majority of the Board of Directors of the Company,

(iii)    against any actions which are intended or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreement dated as of August     , 2003 between Parent and the undersigned, and

(iv)    against any Third Party Transaction.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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This Proxy is coupled with an interest and is irrevocable.

Dated: August 8, 2003

/s/ DARRELL BLANDFORD
Signature of Stockholder	Signature of spouse (if applicable)

Darrell Blandford
Print Name of Stockholder	Print name of spouse

Shares beneficially owned or controlled by Stockholder:

3,810,000 shares of Company Common Stock